Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a “Signatory”) constitutes and appoints Joseph A. Kirk, Ruth M. Grant, Frank W. Jones and Jeffrey D. Grube (each an “Agent”, and collectively, “Agents”) or any of them, his true and lawful attorney-in-fact and agent for and in his name, place and stead, in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Title	Date

/s/ Thomas A. Brice Thomas A. Brice	Director	February 20, 2006

/s/ Todd D. Brice Todd D. Brice	President and Director	February 20, 2006

/s/ James L. Carino James L. Carino	Director	February 20, 2006

John J. Delaney	Director	February 20, 2006

/s/ Michael J. Donnelly Michael J. Donnelly	Director	February 20, 2006

/s/ William J. Gatti William J. Gatti	Director	February 20, 2006

Signature	Title	Date

/s/ Ruth M. Grant Ruth M. Grant	Director	February 20, 2006

/s/ Jeffrey D. Grube Jeffrey D. Grube	Director	February 20, 2006

/s/ Frank W. Jones Frank W. Jones	Director	February 20, 2006

/s/ Joseph A. Kirk Joseph A. Kirk	Director	February 20, 2006

/s/ Samuel Levy Samuel Levy	Director	February 20, 2006

/s/ James C. Miller James C. Miller	Chairman of the Board, Chief Executive Officer and Director	February 20, 2006

	Director	February 20, 2006
Christine J. Olson

/s/ Alan Papernick Alan Papernick	Director	February 20, 2006

Myles D. Sampson	Director	February 20, 2006

/s/ Charles A. Spadafora Charles A. Spadafora	Director	February 20, 2006

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